Exhibit 10.1

Execution Version

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of November 13, 2024, is by and among Tapestry, Inc., a Maryland corporation (“Tapestry”), Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares with BVI company number 2129509 incorporated under the laws of the territory of the British Virgin Islands and a wholly owned subsidiary of Tapestry (“Merger Sub”), and Capri Holdings Limited, a British Virgin Islands business company limited by shares with BVI company number 524407 incorporated under the laws of the territory of the British Virgin Islands (“Capri”). Unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, Tapestry, Merger Sub and Capri entered into that certain Agreement and Plan of Merger, dated as of August 10, 2023 (the “Merger Agreement”);

WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated by the mutual written consent of Tapestry and Capri; and

WHEREAS, the Parties desire to terminate the Merger Agreement and agree as to the reimbursement by Tapestry of certain Company Expenses incurred by Capri in connection therewith and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the covenants, agreements and other provisions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Pursuant to Section 8.1(a) of the Merger Agreement, the Parties hereby agree that the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered pursuant thereto (excluding, for clarity the Confidentiality Agreement, which shall terminate on its terms) (collectively, the “Transaction Documents”), are hereby terminated effective immediately as of the entry into this Agreement (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents (for clarity, including and notwithstanding Section 8.2(a) of the Merger Agreement), the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”).

2. Payment. Tapestry agrees to reimburse Capri, on November 14, 2024, by wire transfer of immediately available funds to the account set forth on Schedule I, for Company Expenses in an amount equal to $45,088,675 (the “Termination Payment”). The payment of the Termination Payment shall be the sole and exclusive remedy of Capri, its affiliates (as defined in the Merger Agreement) and its Representatives against Tapestry and any of its Representatives and affiliates for any loss or damage suffered as a result of the failure of the Merger or for a breach of, or failure to perform under, the Merger Agreement (including all schedules and exhibits thereto) or otherwise or in respect of any oral representation made or alleged to have been made in connection therewith, and upon payment of such amount, none of Tapestry, Merger Sub or their respective Representatives or affiliates shall have any further liability or obligation relating to or arising out of the Merger Agreement (including all schedules, annexes and exhibits thereto), whether in equity or at law, in contract, in tort or otherwise.

3. Mutual Release; Disclaimer of Liability. Subject only to the payment of the amount contemplated by Section 2 of this Agreement, each of Tapestry, Merger Sub and Capri, each on behalf of itself and each of its respective past, present or future successors, Subsidiaries, affiliates, assignees, officers, directors, employees, Representatives, agents, attorneys, auditors, stockholders and advisors and the heirs, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective past, present or future successors, Subsidiaries, affiliates, assignees, officers, directors, employees, Representatives, agents, attorneys, auditors, stockholders and advisors and the heirs, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees), whether based on any Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to (a) the Transaction Documents or the transactions contemplated therein or thereby (including, for the avoidance of doubt, the negotiation thereof and all due diligence activities undertaken in connection therewith, but excluding, for clarity, the Confidentiality Agreement) and (b) any public statements made prior to the date hereof relating to the foregoing (collectively, “Claims”). The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in Law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time to and including the Termination Time. Each of the Releasors hereby expressly waives to the fullest extent permitted by Law the provisions, rights and benefits of California Civil Code section 1542 (or any similar Law), which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Nothing in this Section 3 shall (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or (ii) constitute a release by any Party for any Claim arising under this Agreement.

4. Covenant Not to Sue. Each of Tapestry and Merger Sub, on the one hand, and Capri, on the other hand, on behalf of itself and its Releasors, covenants not to bring any Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross claim, or counterclaim, in respect of any Transaction Document or the transactions contemplated therein or thereby. Any Releasee may plead this Agreement as a complete bar to any such Claim brought in derogation of this covenant not to bring a Claim. The covenants contained in this Section 4 shall become effective upon the effectiveness of Section 3 of this Agreement and shall survive indefinitely regardless of any statute of limitations.

5. Non-solicitation. The Parties hereby agree that the term of Section 5 of the Confidentiality Agreement shall continue through December 13, 2024.

6. Non-Disparagement. For a period from the entry into this Agreement through June 13, 2025, except as required by applicable Law or the rules or regulations of any Governmental Entity, by the order of any court of competent jurisdiction or in connection with any legal or judicial process (e.g., by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar legal process or by applicable statute, rule, regulation or by governmental regulatory authorities), in which case the Party making such statements shall provide prompt written notice to the extent permitted by Law to the other Parties in advance of making such statements, none of the Parties shall, directly or indirectly, make any public statements or any private statements to third parties (in each case, oral or written) in respect of the Merger Agreement or the transactions contemplated thereby that could reasonably be understood as disparaging the other Parties or their respective affiliates or Representatives.

7. Representations and Warranties. Each Party represents and warrants to the others that: (a) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; (c) none of the Parties has assigned or transferred any of its Claims to a third party; and (d) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

8. Further Assurances. Each Party shall, and shall cause its Subsidiaries and affiliates to, reasonably cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and affiliates to, reasonably cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Entity, including the FTC, or under any Regulatory Law, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

9. Third-Party Beneficiaries. Except for the provisions of Section 3 and Section 4, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.

11. Amendments. Any amendment, modification or waiver of any provision of this Agreement, or any consent to departure from the terms of this Agreement, shall not be binding unless in writing and signed by the Party or Parties against whom such amendment, modification, waiver or consent is sought to be enforced.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

13. Submission to Jurisdiction; Appointment of Agent for Service of Process. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally: (a) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof; (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that, notwithstanding the foregoing, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 13 in the manner provided for notices in Section 9.4 of the Merger Agreement. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Specific Performance. The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 13, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at law or in equity. No Party’s pursuit of an injunction, specific performance or other equitable remedies at any time shall be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled.

15. Severability. Any term or provision of this Agreement that is deemed or determined by a court of competent jurisdiction to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such invalid or unenforceable term and the overall purpose of this Agreement as expressly described herein.

16. Notices. The provisions of Section 9.4 of the Merger Agreement are hereby incorporated herein mutatis mutandis.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, Tapestry, Merger Sub and Capri have caused this Agreement to be executed as of the date first written above.

TAPESTRY, INC.

By:	/s/ Joanne C. Crevoiserat
Name:	Joanne C. Crevoiserat
Title:	Chief Executive Officer

SUNRISE MERGER SUB, INC.

By:	/s/ David E. Howard
Name:	David E. Howard
Title:	Sole Director

CAPRI HOLDINGS LIMITED

By:	/s/ John Idol
Name:	John Idol
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]